Exhibit 10.2

THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

$10,000,000	Greenwood Village, Colorado February 25, 2022

FOR VALUE RECEIVED, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), hereby promises to pay to the order of FARM CREDIT SERVICES OF AMERICA, PCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”) located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the lesser of (i) the principal sum of TEN MILLION DOLLARS ($10,000,000) (the “Revolving Credit Commitment”) or (ii) the aggregate unpaid principal balance of all loans made under the Revolving Credit Commitment by the Bank to or for the benefit of the Company (each loan and any one or more portions of any loan being referred to herein as a “Loan”) pursuant to that Credit Agreement dated as of June 24, 2014, Amendment No. 1 to Credit Agreement dated as of February 11, 2015, Amendment No. 2 to Credit Agreement dated as of February 11, 2015, Amendment No. 3 to Credit Agreement dated as of January 25, 2016, Amendment No. 4 to Credit Agreement dated as of November 8, 2019, Amendment No. 5 to Credit Agreement dated as of February 26, 2021, Amendment No. 6 to Credit Agreement dated as of July 30, 2021, Amendment No. 7 to Credit Agreement dated as of October 29, 2021 and Amendment No. 8 to Credit Agreement dated as of even date herewith, in each case, between the Company, Farm Credit Services of America, FLCA, the Bank and the Agent (as amended, restated, modified or supplemented from time to time, collectively the “Agreement”), in lawful money of the United States of America in immediately available funds, payable together with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set‑off, counterclaim or other deduction of any nature at the earlier of February 1, 2023 (the “Revolving Credit Facility Expiration Date”), or as otherwise set forth below or in the Agreement. Capitalized terms not otherwise defined in this Third Amended and Restated Revolving Credit Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note.  This Note amends and restates, but does not constitute payment of the indebtedness evidenced by, the Second Amended and Restated Revolving Credit Note, dated as of October 29, 2021, by the Company to the order of the Bank.

1.          Principal Payments and Prepayments.  Payments and prepayments of principal shall be due and payable as set forth in the Agreement and this Note.  The entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement or this Note, shall be due and payable on the Revolving Credit Facility Expiration Date.  If at any time, the aggregate principal amount of Loans outstanding exceeds the Revolving Credit Commitment at such time, the Company shall immediately notify the Agent and shall immediately prepay the principal amount of the outstanding Loans in an amount sufficient to eliminate such excess.

2.          Purpose of Revolving Credit Facility.  The proceeds of the Revolving Credit Facility shall be used to provide Working Capital for the Company and for any other lawful purpose.

3.          Unused Commitment Fee.  Accruing from the date hereof until the Revolving Credit Facility Expiration Date, the Company agrees to pay to the Agent a nonrefundable commitment fee (the “Unused Commitment Fee”) equal to 0.35% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) multiplied by the average daily positive difference between the amount of (i) the Revolving Credit Commitment minus (ii) the aggregate principal amount of all Loans then outstanding.  All Unused Commitment Fees shall accrue to the first day of each month and be payable monthly in arrears on the 20th day of each month hereafter and on the Revolving Credit Facility Expiration Date.

4.         Interest Payments; Interest Rate.  The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the Daily Simple SOFR Rate with a Daily Simple SOFR Rate Spread of 3.45% per annum (the “Daily Simple SOFR Rate Spread”).  All Loans shall be deemed to be Daily Simple SOFR Rate Loans.

5.          Loan Requests.  Subject to the terms and conditions of this Note and the Agreement, the Company may prior to the Revolving Credit Facility Expiration Date request the Bank to make Loans by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time), the same Business Day as the proposed Business Day of borrowing, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan.  All notices and requests hereunder shall be given, and all borrowings shall occur, only on Business Days.

6.          Usury.  In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

7.           Miscellaneous.

(a)         This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein.  Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

(b)         No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof.  The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents.  There are no claims, set‑offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set‑offs, or deductions are hereby waived by the Company.

(c)          Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever).  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Note as of the date hereof by its duly Authorized Officer.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

COBANK, ACB

By:	/s/ Brook Stromer
Name:	Brook Stromer
Title:	Vice President

[Revolving Credit Note Signature Page]

EXHIBIT A

FORM OF REVOLVING CREDIT LOAN REQUEST

[          ], 20[__]

To:	CoBank, ACB (the “Agent”)

From:	Southwest Iowa Renewable Energy, LLC (the “Company”)

Re:
Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of June 24, 2014, by and between the Company, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, as Lender, and the Agent

Pursuant to Section 2.3(a) of the Credit Agreement, the Company hereby gives notice of its desire to receive a Revolving Credit Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a)	The Revolving Credit Loan requested pursuant to this Revolving Credit Loan Request shall be made on [], 20[__].

(b)	The aggregate principal amount of the Revolving Credit Loan requested hereunder is [________] Dollars ($[_____]).

(c)	The Revolving Credit Loan requested hereunder shall bear interest at the Daily Simple SOFR Rate Option.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:
Name:
Title: